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                         Consent of Independent Auditors



We consent to the incorporation by reference in the Proxy/Registration Statement (Form S-4 No. 333-83229) of NCO Group, Inc. and in the related prospectus of our report dated April 2, 1999 (except for Note 12, as to which the date is May 21, 1999), with respect to the consolidated financial statements of Co-Source Corporation and Subsidiaries included in this Form 8-K/A of NCO Group, Inc.




                                                   /s/  ERNST & YOUNG LLP


New Orleans, Louisiana
July 30, 1999